Exhibit 99.1

Name and Address of Additional Reporting Persons:

Inmobiliaria Carso, S.A. de C.V. ("Inmobiliaria") with the following address:

Insurgentes Sur #3500, PB
Colonia Pena Pobre
14060 Mexico, D.F., Mexico

Mr. Carlos Slim Helu, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. Maria Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the "Slim Family"), each with the following address:

Paseo de Las Palmas #736
Colonia Lomas de Chapultepec
11000 Mexico D.F., Mexico

Orient Star Holdings LLC ("Orient Star") with the following address:

477 Madison Avenue, 6th Floor
New York, NY 10022

Explanation of Responses:

Orient Star beneficially owns directly 850,000 Saks Shares as of May 3, 2005.

Inmobiliaria is the sole member of Orient Star, and therefore may be deemed to have indirect beneficial ownership of the 850,000 Saks Shares owned directly by Orient Star.

Inmobiliaria beneficially owns directly 16,700,000 Saks Shares as of May 3,
2005.

The Slim Family beneficially owns all of the outstanding voting equity securities of Inmobiliaria. As a result, each member of the Slim Family may be deemed to have indirect beneficial ownership of (i) the 850,000 Saks Shares beneficially owned indirectly by Inmobiliaria and beneficially owned directly by Orient Star and (ii) the 16,700,000 Saks Shares beneficially owned directly by Inmobiliaria.


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                                 Signature Page
                                 --------------


         -----------------------------------
         Carlos Slim Helu


         -----------------------------------
         Carlos Slim Domit                         By: /s/ Eduardo Valdes Acra*
                                                       -------------------------
                                                       Eduardo Valdes Acra
         -----------------------------------           Attorney-in-Fact
         Marco Antonio Slim Domit                      May 4, 2005


         -----------------------------------
         Patrick Slim Domit


         -----------------------------------
         Maria Soumaya Slim Domit


         -----------------------------------
         Vanessa Paola Slim Domit


         -----------------------------------
         Johanna Monique Slim Domit


         INMOBILIARIA CARSO, S.A. DE C.V.


         -----------------------------------
         By: Armando Ibanez Vazquez
         Title: Attorney-in-Fact

         ORIENT STAR HOLDINGS LLC


         -----------------------------------
         By: Inmobiliaria Carso, S.A. de C.V., its sole member
         Name:  Armando Ibanez Vazquez
         Title: Attorney-in-Fact


* See the Powers of Attorney for the members of the Slim Family and Inmobiliaria, filed as an exhibit to the Amendment Number 7 to Schedule 13G filed by Inmobiliaria and the members of the Slim Family with the U.S. Securities and Exchange Commission on February 14, 2005, and the Power of Attorney for Orient Star, filed as an exhibit to the Form 4 filed by Orient Star, Inmobiliaria and the members of the Slim Family on November 24, 2004 which are hereby incorporated herein by reference.